EXHIBIT 10.9

                               DELTA MUTUAL, INC.
                       1730 Rhode Island Avenue, Suite 812
                             Washington, D.C. 20036
                                Tel: 203.820.4831

                                                             February 4, 2003


J. Dapray Muir
Suite 600
717 K Street, NW
Washington, D.C. 20036

Dear Mr. Muir:

          This will serve as an agreement between Delta Mutual, Inc., a Delaware corporation (the "Company") and you with respect to compensation for your past services to the Company.

          The Company acknowledges that you performed legal services for it from April 1, 2001 to November 1, 2002, and that you are currently providing legal services. Services in 2001-2002 related primarily to reviewing a Form S-4 Registration Statement prepared by Campbell & Jackson, and numerous amendments thereto, for a proposed acquisition of Enterprises Solutions, Inc. Services also included preparation and filing of a proxy statement. None of such services related to a capital-raising transaction nor were they promotional services.

          Fees for such services amounted to $32,250.44. The Company acknowledges that the $32,250.44 invoiced for such services is reasonable and due and owing, and that you are entitled to interest in an amount of $2,418.78, making a balance due of $34,669.22.

          Pursuant to our discussions, you have agreed to accept 50,000 restricted Shares of the Company's common shares (the "Shares") against such indebtedness. The amount of the Company's indebtedness to you will be reduced by the proceeds of such sale, and any indebtedness remaining after such sale will remain an obligation of the Company to you. The Company agrees to file a registration statement with the Securities and Exchange Commission on Form S-8, to include your Shares in such registration statement, and to use its best efforts to cause such registration statement to become effective under the Securities Act of 1933 in the first half of 2003. We will notify you as soon as the registration statement becomes effective, and provide you with a reasonable number of copies of the prospectus for your use in selling the Shares.

          If these terms are agreeable, please so indicate by signing your name where indicated below, and returning a signed copy to me.

                                                       Very truly yours,
                                                       Delta Mutual, Inc.


                                                  by:  /s/ Kenneth Martin
                                                       -------------------------
                                                       Kenneth Martin, President
Agreed and Accepted:


  /s/ J. Dapray Muir
      -------------------------
      J. Dapray Muir